[GRAPHIC OMITTED][GRAPHIC OMITTED]                         Company Press Release

FOR IMMEDIATE RELEASE

Startec Contact:

Prabhav V. Maniyar
Chief Financial Officer
(301) 610-4300

                          Startec Reports Dismissal of
                     Arthur Andersen as Independent Auditors

        Inability of Andersen to complete December 31, 2001 audit prompts
                     Audit Committee to recommend dismissal.

     BETHESDA,  MD - May 15, 2002:  Startec  Global  Communications  Corporation
(NASDAQ:  STGC.OB) today  announced the dismissal of Arthur  Andersen LLP as its independent public accountants. The Board of Directors approved the dismissal of
Arthur Andersen LLP upon the recommendation of its Audit Committee.

     Arthur Andersen LLP has been Startec's independent public accountants since
1997 and their report on their  financial  statements for the fiscal years ended
December 31, 2000 and 1999 contains no adverse  opinion or disclaimer of opinion and was not qualified or modified as to  uncertainty,  audit scope or accounting principles.  The audit report for the year ended December 31, 2000, however, did contain a statement expressing  substantial doubt about the Startec's ability to continue as a going concern. An audit of Startec's financial  statements for the fiscal year ended  December  31, 2001 did not  commence  and was not  completed.
Through  the date of  dismissal,  Startec  reports  that  they  have not had any disagreements with Arthur Andersen LLP on any matter of accounting principles or practices,  financial statement  disclosure or auditing scope or procedure,  nor have they had any reportable events.  Arthur Andersen has furnished Startec with a letter  addressed to the  Securities and Exchange  Commission  stating that it agrees with the above statements.

     Startec  has filed a Report on Form 8-K with the  Securities  and  Exchange
Commission in conjunction with the dismissal.

SAFE HARBOR CAUTION:
--------------------

     Other than historical  information contained herein,  certain statements in this release are "forward-looking  statements" within the meaning of the Private
Securities  Litigation  Reform Act of 1994.  Forward-looking  statements in this release involve a number of risks and uncertainties,  including, but not limited to,  synergies  and  growth  expected  as a result of  acquisitions  made by the
Company;  changes in  revenue  due to  reduction  in  circuit-switched  traffic;
benefits realized from the consolidation of Company operations; savings realized from the  accelerated  migration to the Company's IP network;  changes in market conditions,  government regulation, the volatile and competitive environment for
Internet telephony,  technology,  the international  communications industry and the global economy; availability of transmission facilities; management of rapid
growth;   entry  into  new  and  developing   markets;   competition;   customer
concentration and attrition; the expansion of a global network; and difficulties in integrating prospective acquisitions. The company's existing debt obligations also create  financial  and operating  risks and there can be no assurance  that that the  company  can  satisfy  its debt  covenants  and, in the event that the company is unable to  restructure  its balance  sheet  enough to achieve  EBITDA breakeven in a timely manner,  there will likely be a material adverse change in the company's operations and financial condition.  These and other relevant risk factors are discussed in further detail in the Company's SEC filings.